                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            INTERLEAF, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                               PRELIMINARY PROXY

                                     [LOGO]

                                INTERLEAF, INC.
                                62 FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02154
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                         TELEPHONE NO.: (617) 290-0710
      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 15, 1997

    The Annual Meeting of Shareholders (the "Annual Meeting") of Interleaf, Inc. (the "Company") will be held at Interleaf, Inc., 62 Fourth Avenue, Waltham, Massachusetts, on Friday, August 15, 1997 at
8:30 a.m., local time, to consider and act upon the following matters:

        1. To elect two (2) Class I directors to serve for the ensuing three years.

        2. To ratify and approve an amendment to the Company's Restated Articles of Organization to increase the number of shares of common stock, par value $.01 per share, of the Company authorized for issuance from 30,000,000 to 50,000,000 shares, as described in the Proxy Statement.

        3. To ratify and approve an amendment to the Company's 1993 Stock Option plan to increase the number of shares of the Company's Common Stock available for issuance from 1,500,000 to 2,100,000 as described in the Proxy Statement.

        4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on June 18, 1997 will be entitled to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,
                                          Robert R. Langer, Clerk

Waltham, Massachusetts
July 7, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE
COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               PRELIMINARY PROXY
                                INTERLEAF, INC.
                                62 FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02154
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 15, 1997

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interleaf, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Friday, August 15, 1997 and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation, or a subsequently dated proxy to the Clerk of the Company, or by voting in person at the Annual Meeting.

    The Board of Directors has fixed June 18, 1997 as the record date for determining shareholders who are entitled to vote at the Annual Meeting. At the close of business on June 18, 1997 there were outstanding and entitled to vote 17,709,719 shares of common stock of the Company, $.01 par value per share ("Common Stock"), 861,911 shares of the Company's Senior Series B Convertible Preferred Stock, $.10 par value per share ("Series B Preferred Stock") and 1,004,904 shares of the Company's Series C Convertible Preferred Stock, $0.10 par value per share ("Series C Preferred Stock"). Series B Preferred Stock and Series C Preferred Stock shall be jointly referred to herein as the "Preferred Stock." At the Annual Meeting each share of the Common Stock is entitled to one vote; each share of the Series B Preferred Stock is entitled to 1.34375 votes, and each share of the Series C Preferred Stock is entitled to 2 votes, and therefore the total number of votes eligible to be cast at the Annual Meeting is 21,087,720. Only holders of the Series B Preferred Stock are eligible to vote for the election of the Class I Director designated below as the "Preferred Class I Director."

    The Company's Annual Report for the fiscal year ended March 31, 1997 is being mailed to the shareholders with the accompanying Notice of Annual Meeting and this Proxy Statement on or about July 7, 1997.

                               PRELIMINARY PROXY

PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information, as of June 15, 1997, with respect to all of the beneficial ownership of the Company's voting shares by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of any voting class, (ii) each current director, (iii) each named executive listed under "Executive Compensation," and
(iv) all current directors and executive officers of the Company as a group:

                                                                               CLASS OF STOCK
                                                                       ------------------------------
                                                COMMON STOCK              SERIES B PREFERRED STOCK       SERIES C PREFERRED STOCK
                                        -----------------------------  ------------------------------  -----------------------------

                                           NO. OF                                                         NO. OF
                                           SHARES                      NO. OF SHARES                      SHARES
       DIRECTORS, OFFICERS AND          BENEFICIALLY    % OF CLASS     BENEFICIALLY     % OF CLASS     BENEFICIALLY    % OF CLASS
           5% SHAREHOLDERS                 OWNED        OUTSTANDING        OWNED        OUTSTANDING       OWNED        OUTSTANDING
--------------------------------------  ------------  ---------------  -------------  ---------------  ------------  ---------------

Advent International
Corporation
101 Federal Street
Boston, MA 02110......................       --             --             861,911(2)          100%         --             --

U.S. Trust Company of
New York
114 West 47th Street
New York NY 10036-1532................    1,667,100(3)          9.5%        --              --              --             --

Auer & Co.(4)
P.O. Box 1107
Church Street Station
New York, NY 10008-1107...............       --             --              --              --           1,004,904            100%

Frederick B. Bamber...................       43,491(5)            *         --              --              --             --

David A. Boucher......................      241,844(6)          1.4%        --              --              --             --

George D. Potter, Jr..................      125,662(7)            *         --              --              --             --

Rory J. Cowan.........................       50,000(8)            *         --              --              --             --

Marcia J. Hooper......................       --    (9)            *         --              --              --             --

Jaime W. Ellertson....................       --                  *          --              --              --             --

Mark H. Cieplik(10)...................       27,500              *          --              --              --             --

Stephen J. Hill(11)...................       47,000              *          --              --              --             --

Michael L. Shanker(12)................       25,000              *          --              --              --             --

Ed Koepfler(13).......................      300,000            1.7%         --              --              --             --

G. Gordon M. Large(14)................       --                  *          --              --              --             --

Stanley C. Douglas(15)................       --                  *          --              --              --             --

All current directors and executive
officers as a group (10 persons)......      450,997(16)          2.6%       --              --              --             --



                                           % OF TOTAL
                                         VOTING CAPITAL
       DIRECTORS, OFFICERS AND                STOCK
           5% SHAREHOLDERS               OUTSTANDING(1)
--------------------------------------  -----------------
Advent International
Corporation
101 Federal Street
Boston, MA 02110......................            5.3%
U.S. Trust Company of
New York
114 West 47th Street
New York NY 10036-1532................            7.7%
Auer & Co.(4)
P.O. Box 1107
Church Street Station
New York, NY 10008-1107...............            9.2%
Frederick B. Bamber...................          *
David A. Boucher......................            1.1%
George D. Potter, Jr..................          *
Rory J. Cowan.........................          *
Marcia J. Hooper......................         --
Jaime W. Ellertson....................         --
Mark H. Cieplik(10)...................          *
Stephen J. Hill(11)...................          *
Michael L. Shanker(12)................          *
Ed Koepfler(13).......................          *
G. Gordon M. Large(14)................         --
Stanley C. Douglas(15)................         --
All current directors and executive
officers as a group (10 persons)......            2.1%

------------------------

*Less than 1%.

--Indicates zero.

(1) Determined by using a conversion ratio of 1.34375 for the Series B Preferred Stock, and a conversion ratio of 2 for the Series C Preferred Stock.

(2) Represents 861,911 shares of Series B Preferred Stock held by various limited partnerships of which Advent International Corporation is either the general partner or a general partner in limited partnerships which are the general partners in such various limited partnerships ("Advent").

(3) U.S. Trust has shared voting power over this amount. The Company has relied on information contained in Form 13G filed by U.S. Trust on February 20, 1997 in providing this information.

(4) Auer & Co. has no voting power over this amount.

(5) Includes 38,000 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1997.

(6) Includes 10,000 shares of Common Stock issuable upon exercise of certain options, which are currently exercisable.

(7) Represents 20,000 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1997.

(8) Represents shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1997.

(9) Does not include 861,911 shares of Series B Preferred Stock listed as beneficially owned by Advent International Corporation, a corporation in which she serves as Vice President.

(10) Mr. Cieplik resigned from all positions with the Company, effective June 10, 1997.

(11) Mr. Hill resigned from all positions with the Company, effective May 17, 1997.

(12) Mr. Shanker resigned from all positions with the Company, effective May 17, 1997.

(13) Mr. Koepfler resigned as an executive officer with the Company, effective November 15, 1996, and as a Director, effective April 2, 1997.

(14) Mr. Large resigned from all positions with the Company, effective November 12, 1996.

(15) Mr. Douglas resigned from all positions with the Company, effective November 15, 1996.

(16) Includes an aggregate of 148,000 shares issuable upon exercise of options held by 4 directors and no executive officers, which options are currently exercisable or become exercisable within the 60-day period after June 15, 1997.

VOTES REQUIRED

    A plurality of votes cast by the holders of the Preferred and Common Stock is required for the election of directors, except that only the Series B holders are entitled to vote for the Preferred Class I Director. The affirmative vote of shares holding a majority of the votes of Common and Preferred Stock entitled to vote at the Annual Meeting is required for the approval of the amendment to the Company's Restated Articles of Organization. The affirmative vote of shares holding a majority of the votes of Common and Preferred Stock represented and voting at the Annual Meeting is required for the ratification of amendments to the 1993 Stock Option plan and the selection by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the current 1998 fiscal year.

    Shares of Common and Preferred Stock represented in person or by proxy at the Annual Meeting (including shares which abstain from or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspector of the election. The First National Bank of Boston (the "Bank of Boston") was appointed inspector for the Annual Meeting and will determine whether or not a quorum is present for a particular matter(s). The Bank of Boston will treat abstentions as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not count abstentions as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a shareholder present in person or represented by proxy at the Annual Meeting with respect to any matter requiring a majority of the shares represented and entitled to vote has the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

                            1. ELECTION OF DIRECTORS

    The Company has a classified Board of Directors presently consisting of two
(2) Class I, two (2) Class II, and two (2) Class III directors. At each annual meeting of shareholders, a class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. The Series B Preferred shareholders, as a separate class, are entitled to elect the director designated herein as the Preferred Class I Director.

    At the Annual Meeting, two (2) Class I directors will be elected to hold office until the 2000 annual meeting of shareholders and until their respective successors are duly elected and qualified. All nominees have indicated their willingness to serve if elected; however, if an individual should be unable to serve, the proxies may be voted for a substitute nominee or nominees designated by management.

    The persons named in the enclosed proxy will vote to elect as directors the Class I nominees named below, unless authority to vote for any or all of the directors is withheld by marking the proxy to that effect.

    The following table sets forth the name and age of each nominee for election as a Class I director (each of whom is currently a director) and each of the Class II and Class III directors, the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director, if any, and the year of the commencement of his or her term as a director of the Company.

                    Nominees for the Terms Expiring in 2000
                              (CLASS I DIRECTORS)

PREFERRED CLASS I DIRECTOR

Marcia J. Hooper

Age 42; Vice President of Advent International Corporation, a venture capital company, since May 1996; General Partner, Viking Capital/Claybrook Capital, a venture capital company from January 1994 to April 1996; and General Partner, Ampersand Ventures, a venture capital company from January 1988 to December 1993. Director of the Company since January 1997. Director of Wang Laboratories, Inc.

Rory J. Cowan

Age 44; President and Chief Executive Officer, LioNBRIDGE Technologies, Inc. a provider of multilingual translations for the software industry, since December 1996; President and Chief Executive Officer, Stream International, Inc., a software and services provider from May 1995 to December 1996; and Executive Vice President, R.R. Donnelley & Sons, a provider of commercial print and print related services from January 1991 to May 1995. Director of the Company since July 1996 and Chairman of the Company's Board of Directors since March 1997. Director of Desktop Data, Inc.

                      Directors Whose Terms Expire in 1999
                             (CLASS III DIRECTORS)

Frederick B. Bamber

Age 54; General Partner of Applied Technology Partners, L.P., a venture capital limited partnership, since January 1982. Director of the Company since 1984.

David A. Boucher

Age 47; General Partner of Applied Technology Partners, L.P., a venture capital limited partnership, since January 1993; Chairman of the Board of Directors of the Company from October 1989 to March 1997; Chief Executive Officer of the Company from October 1989 to July 1992; Chief Executive Officer and President from 1981 to October 1989. Director of the Company since 1981. Director of Viewlogic, Inc., and Wang Laboratories, Inc.

                      Directors Whose Terms Expire in 1998
                              (CLASS II DIRECTORS)

Jaime W. Ellertson

Age 40; President and Chief Executive Officer of the Company, since January 1997; President and Chief Executive Officer, Tartan, Inc., a developer of compilers from January 1996 to June 1996; and President and Chief Executive Officer of Openware Technologies, a developer of software and provider of services from July 1990 to December 1996. Director of the Company since January 1997.

George D. Potter, Jr.

Age 60; President of Quality Systems International, Inc., a developer of quality assurance software, since October 1993; independent business consultant September 1991 to October 1993; Sr. Vice President of Sales and Marketing, Gescan International, Inc., a data retrieval software company from January 1990 to September 1991; Sr. Vice President of Sales Operations of the Company from April 1989 to December 1989; Vice President of Marketing of the Company, February 1983 to March 1989. Director of the Company since 1983.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. The Audit Committee reviews the overall scope and specific plans of the annual audit by the Company's independent auditors and the adequacy of the Company's internal controls, and considers and recommends the selection of the Company's independent auditors. The Audit Committee met four (4) times during fiscal 1997. The current Audit Committee members are Mr. Potter and Ms. Hooper.

    The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board of Directors regarding compensation programs of the Company and administers the Company's 1993 and 1994 Stock Option Plans and 1987 Employee Stock Purchase Plan. The Compensation Committee met five (5) times during fiscal 1997. The current members of the Compensation Committee are Messrs. Bamber and Cowan.

    The Company has no nominating committee.

    The Board of Directors met thirty-five (35) times during fiscal 1997. Each current director attended at least 75% of the aggregate number of the meetings of the Board of Directors and of all committees of the Board of Directors on which he served.

    There are no family relationships between or among any directors or officers of the Company. Under the terms of the Certificate of Vote Establishing the Preferred Stock, the holders of the Preferred Stock have the right, as a single class, to elect one director, herein designated the Preferred Class I Director, currently Ms. Marcia J. Hooper.

EXECUTIVE COMPENSATION

    The following table sets forth the summary of compensation received by the Chief Executive Officer and other Named Executive Officers along with their principal positions, for services rendered with respect to fiscal 1997, 1996, and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                                                                    COMPENSATION
                                                                                                       AWARDS
                                                                          ANNUAL COMPENSATION        SECURITIES
                                                                         ----------------------      UNDERLYING
                NAME AND PRINCIPAL POSITION*                    YEAR     SALARY(1)($) BONUS(2)($)     OPTIONS(#)
------------------------------------------------------------  ---------  ----------  ----------  -------------------
Jaime W. Ellertson,(3)......................................       1997  $   91,923      --             725,000
  President and Chief Executive Officer                            1996      --          --              --
                                                                   1995      --          --              --
Mark H. Cieplik,(4).........................................       1997  $  210,000  $  110,000          25,000
  Vice President, Americas                                         1996  $  203,538  $   61,462         110,000
                                                                   1995      --          --              --
Stephen J. Hill,(5).........................................       1997  $  202,147  $   40,000          25,000
  Vice President, Europe                                           1996  $  222,000  $   70,000          85,000
                                                                   1995  $  212,980      --              10,000
Michael L. Shanker,(6)......................................       1997  $  159,974  $   79,505          45,200
  Vice President, Services                                         1996  $  159,974  $   54,292          --
                                                                   1995  $  107,675  $   67,500          50,000
Rory J. Cowan,(7)...........................................       1997  $   40,344      --              55,000
  formerly President and Chief Executive Officer                   1996      --          --              --
                                                                   1995      --          --              --
Ed Koepfler,(8).............................................       1997  $  332,646      --             100,000
  formerly President and Chief Executive Officer                   1996  $  329,120  $   70,000          75,000
                                                                   1995  $  120,000  $   50,000         350,000
G. Gordon M. Large,(9)......................................       1997  $  472,476      --              75,000
  formerly Executive Vice President and Chief Financial            1996  $  236,397  $   55,000         225,000
  Officer                                                          1995      --          --              --
Stanley C. Douglas,(10).....................................       1997  $  150,000      --              --
  formerly Senior Vice President, Software Operations              1996  $   26,000      --             100,000
                                                                   1995      --          --              --

------------------------

* No restricted stock awards have ever been made by the Company to the Chief Executive Officer and the other Named Executive Officers.

--  Indicates zero.

(1) Salary includes amounts deferred pursuant to the Interleaf, Inc. 401(k) Savings Plan.

(2) Amounts shown are awards made under the Company's corporate bonus program, which amounts are earned and accrued during the fiscal years indicated and may be paid subsequent to the end of each fiscal year.

(3) Mr. Ellertson joined the Company and was elected President, Chief Executive Officer, and a Director in January 1997. Salary includes $40,000 relating to travel and relocation arising out of his employment agreement with the Company.

(4) Mr. Cieplik joined the Company in April 1995 and resigned from all positions with the Company in June 1997.

(5) Mr. Hill was elected an Executive Officer in June 1995 and resigned from all positions with the Company in May 1997.

(6) Mr. Shanker joined the Company in June 1994, and was elected an Executive Officer in November 1996. He resigned from all positions with the Company in May 1997.

(7) Mr. Cowan served as interim President and Chief Executive Officer from November 15, 1996 to January 16, 1997, and has been a Company Director since July 1996. His salary includes $14,500 in Director fees.

(8) Mr. Koepfler resigned as the Company's President and Chief Executive Officer on November 15, 1996. For fiscal 1997, $115,385 represents amounts paid to Mr. Koepfler pursuant to his employment and severance agreement with the Company.

(9) Mr. Large joined the Company in June 1994, and resigned as the Company's Executive Vice President and Chief Financial Officer on November 12, 1996. For fiscal 1997, $132,800 represents amounts paid to Mr. Large pursuant to his employment and severance agreement with the Company.

(10) Mr. Douglas resigned as the Company's Senior Vice President, Software Operations on November 15, 1996. For fiscal 1997, $57,692 represents amounts paid to Mr. Douglas pursuant to his employment and severance agreement with the Company. Mr. Douglas joined the Company in February 1996.

    The following table sets forth certain information with respect to the grant of incentive and non-qualified stock options for the Chief Executive Officer and its other Named Executive Officers in fiscal 1997:

                              OPTION GRANTS TABLE
                      OPTIONS GRANTED IN FISCAL YEAR 1997

                                                                                                      POTENTIAL REALIZABLE
                                                                                                            VALUE AT
                                                        INDIVIDUAL GRANTS                             ASSUMED ANNUAL RATES
                              ----------------------------------------------------------------------        OF STOCK
                                   NUMBER OF          PERCENT OF TOTAL                                 PRICE APPRECIATION
                                  SECURITIES               OPTIONS          EXERCISE OF                FOR OPTION TERM(3)
                              UNDERLYING OPTIONS    GRANTED TO EMPLOYEES    BASE PRICE   EXPIRATION   ---------------------
            NAME                GRANTED (#)(1)        IN FISCAL YEAR(2)      ($/SHARE)      DATE       5% ($)     10% ($)
----------------------------  -------------------  -----------------------  -----------  -----------  ---------  ----------
Jaime W. Ellertson..........         725,000                  26.43%         $    2.06     1/10/2007    940,905   2,374,665
Mark H. Cieplik(4)..........          25,000                    .09%         $    2.56     9/12/2006     40,320     101,760
Stephen J. Hill(5)..........          25,000                    .09%         $    2.56     9/12/2006     40,320     101,760
Michael L. Shanker(6).......          45,200                   1.65%         $    2.56     9/12/2006     72,898     183,982
Rory J. Cowan...............          55,000                   2.05%         $    2.05     9/12/2006     71,032     179,273
Ed Koepfler(7)..............         100,000                   3.65%         $    2.56     9/12/2006    161,280     407,040
G. Gordon M. Large(8).......          75,000                   2.73%         $    2.56     9/12/2006    120,960     284,928
Stanley C. Douglas(9).......          --                     --                 --           --          --          --

------------------------

--  Indicates zero.

(1) All options granted to the Named Executive Officers provided above are exercisable in two to four equal annual installments, commencing one year after the date of grant. The Company's 1993 and 1994 Stock Option Plans ("Stock Option Plans") provide that the exercise price of each option must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted. The exercise price may be paid in cash. Pursuant to the terms of the Plans, the options held by all employees, including the above-mentioned executives, become exercisable in full upon a "change in control." See, "Severance and Change in Control."

(2) During the fiscal year ended March 31, 1997, the Company granted options under its Stock Option Plans to its employees to purchase a total of 2,742,560 shares of Common Stock and cancelled options to purchase 1,056,885 shares of Common Stock.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.

(4) Mr. Cieplik resigned from all positions with the Company, effective June 10, 1997.

(5) Mr. Hill resigned from all positions with the Company, effective May 17, 1997.

(6) Mr. Shanker resigned from all positions with the Company, effective May 17, 1997.

(7) Mr. Koepfler resigned from all positions with the Company, effective November 15, 1996.

(8) Mr. Large resigned from all positions with the Company, effective November 12, 1996 and has forfeited all options.

(9) Mr. Douglas resigned from all positions with the Company, effective November 15, 1996.

    The following table sets forth certain information on option exercises in fiscal 1997 for the Company's Chief Executive Officer and its other Named Executive Officers during fiscal 1997 and the value of such executive officers' in-the-money unexercised options as of March 31, 1997:

       AGGREGATED OPTION EXERCISES AND FISCAL 1997 YEAR-END OPTION VALUE
          AGGREGATED OPTION EXERCISES IN 1997 AND FY-END OPTION VALUES

                                                                                                    VALUE OF UNEXERCISED
                                                                            NUMBER OF UNEXERCISED       IN-THE-MONEY
                                         SHARES ACQUIRED   VALUE REALIZED   OPTIONS AT FY1997-END       OPTIONS AT FY
                 NAME                    ON EXERCISE (#)        ($)                 ($)1               1997-END($)(1)
---------------------------------------  ---------------  ----------------  ---------------------  -----------------------
                                                                                EXERCISABLE/            EXERCISABLE/
                                                                                UNEXERCISABLE           UNEXERCISABLE
                                                                            ---------------------  -----------------------
Jaime W. Ellertson.....................        --                --                   -/725,000                 -/-
Mark. H. Cieplik(2)....................        --                --              27,500/117,500                 -/-
Stephen J. Hill(3).....................        --                --               47,000/73,000                 -/-
Michael L. Shanker(4)..................        --                --               25,000/70,200                 -/-
Rory J. Cowan..........................        --                --                    55,000/-                 -/-
Ed Koepfler(5).........................         25,000       $   93,750               300,000/-                 -/-
G. Gordon M. Large(6)..................        --                --                  -/-                        -/-
Stanley C. Douglas(7)..................        --                --                  -/-                        -/-

------------------------

--  Indicates zero.

(1) Market value of shares covered by in-the-money options on March 31, 1997, or $1.56 per share, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2) Mr. Cieplik resigned from all positions with the Company, effective June 10, 1997.

(3) Mr. Hill resigned from all positions with the Company, effective May 17, 1997.

(4) Mr. Shanker resigned from all positions with the Company, effective May 17, 1997.

(5) Mr. Koepfler resigned from all positions with the Company, effective November 15, 1996.

(6) Mr. Large resigned from all positions with the Company, effective November 12, 1996.

(7) Mr. Douglas resigned from all positions with the Company, effective November 15, 1996.

COMPENSATION COMMITTEE REPORT ON REPRICING

    On September 12, 1996, the members of the Compensation Committee met to determine the need to reprice the Company's outstanding stock options for employees and officers. In light of the $4 million operating loss for the quarter ended June 30, 1996, and the announcement of a $4 million restructuring charge to be recorded in the second quarter ending September 30, 1996, the Company's stock price dropped from a trading range of $6-$8 per share, to a trading range of $2-$3 per share. As a result, all options granted in the last two years to employees and officers were significantly below the Company's current stock price, and had lost all retention value. The Committee also reviewed the effect on morale of the planned corporate reorganization and restructuring that resulted in laying-off over one-third of its workforce. The Committee was also aware of the current strong job market in high technology, and feared significant voluntary departures of key employees.

    Given this environment, the Committee recognized the need to incent and retain its employees and officers. The Committee adopted a repricing program whereby outstanding options would be eligible to be repriced at $2.56 per share, the closing market price on September 12, 1996, for all employees and officers because it believed they were important to the viability of the Company. Because of the critical need to retain these employees and officers, the vesting period was not restarted, but the option holder had to be employed with the Company on March 12, 1997 for his or her repriced option to be exercisable. Mr. Ed Koepfler, the Company's then President, and all other executive officers, were eligible to have their options repriced under this program. Mr. Koepfler was also awarded an additional option covering 100,000 shares, at $2.56 per share. The Committee was aware that the Board of Directors was conducting a full operational review of the Company and that existing senior management was needed to stabilize the Company. In addition, the Company retained the investment firm of Hambrecht & Quist LLC to seek strategic alternatives for the Company, including debt or equity financing. In October 1996, the Company did receive a $10 million equity investment. In November 1996, Mr. Koepfler, in connection with his resignation as President, was allowed to retain 300,000 repriced shares and exercise such options at any time during the period ending February 15, 1998. Mr. Koepfler agreed to assist in the Company's transition, the exploration of strategic alternatives, and to remain on its Board. All other executive officers who subsequently departed prior to March 12, 1997 forfeited their repriced options.

COMPENSATION COMMITTEE: FREDERICK B. BAMBER AND RORY J. COWAN

    The following table sets forth certain information concerning all repricing of options held by an executive officer of the Company during the last ten completed fiscal years:

                           TEN-YEAR OPTION REPRICINGS

                                             NUMBER OF        MARKET PRICE OF
                                            SECURITIES         STOCK AT TIME    EXERCISE PRICE         NEW
                                        UNDERLYING OPTIONS     OF REPRICING       AT TIME OF        EXERCISE
           NAME                DATE        REPRICED (#)             ($)          REPRICING ($)      PRICE ($)
---------------------------  ---------  -------------------  -----------------  ---------------  ---------------

NAMED EXECUTIVE OFFICERS AND CURRENT
  OFFICERS

Mark H. Cieplik, Vice
  President, Americas......    4/27/95         110,000           $    2.56         $    5.50        $    2.56

Stephen J. Hill, Vice
  President, Europe........     8/3/94           8,000           $    2.75         $    6.75        $    2.75

                                8/3/94           2,000           $    2.75         $    6.75        $    2.75

                               4/27/95          85,000           $    2.56         $    5.50        $    2.56

John K. Hyvnar, General
  Counsel and Clerk........   10/31/88           2,000           $    7.38         $   16.13        $    7.38

                              10/31/88           1,500           $    7.38         $   15.63        $    7.38

                               11/2/90           1,500           $    3.13         $    7.38        $    3.13

                               11/2/90          17,000           $    3.13         $    7.75        $    3.13

                               11/2/90           2,000           $    3.13         $    7.38        $    3.13

                               11/2/90           5,000           $    3.13         $    3.38        $    3.13

                                4/8/93           8,000           $    2.56         $    8.25        $    2.56

                               4/14/94           6,000           $    2.56         $    6.75        $    2.56

                                8/3/94           8,000           $    2.75         $    8.25        $    2.75

                                8/3/94           6,000           $    2.75         $    6.75        $    2.75

                               1/23/96           5,000           $    2.56         $    7.37        $    2.56

                                5/3/96          15,000           $    2.56         $    8.25        $    2.56

FORMER EXECUTIVE OFFICERS

William W. Barnes, VP of
  Human Resources..........   10/31/88           6,000           $    7.38         $   14.63        $    7.38

                               11/2/90           5,000           $    3.13         $    7.75        $    3.13

                               11/2/90           2,000           $    3.13         $    8.38        $    3.13

                               11/2/90           6,000           $    3.13         $    7.38        $    3.13

Lawrence S. Bohn, Sr. VP of
  Marketing and Business
  Development..............   10/31/88           3,000           $    7.38         $   16.50        $    7.38

                               11/2/90           5,000           $    3.13         $    6.63        $    3.13

                               11/2/90           2,000           $    3.13         $    8.38        $    3.13

                               11/2/90          10,000           $    3.13         $    8.38        $    3.13

                               11/2/90           3,000           $    3.13         $    7.38        $    3.13

                                8/3/94          20,000           $    2.75         $   10.63        $    2.75

                                8/3/94           7,000           $    2.75         $    4.50        $    2.75

                                8/3/94          10,000           $    2.75         $    9.00        $    2.75

                                8/3/94          10,000           $    2.75         $    6.75        $    2.75

David A. Boucher, President
  and Chief Executive
  Officer..................    3/20/89          40,000           $    8.38         $   14.63        $    8.38

                               11/2/90          44,800           $    3.13         $    8.38        $    3.13

David J. Collard, Sr. VP of
  Finance and
  Administration and Chief
  Financial Officer........    11/2/90          75,000           $    3.13         $    7.75        $    3.13

David L. Cross,
  Treasurer................   10/31/88          10,000           $    7.38         $   10.13        $    7.38

                               11/2/90          10,000           $    3.13         $    7.38        $    3.13

                               LENGTH OF ORIGINAL
                                   OPTION TERM
                                REMAINING AT DATE
                                  OF REPRICING
           NAME                      (YEARS)
---------------------------  -----------------------

NAMED EXECUTIVE OFFICERS AN
  OFFICERS
Mark H. Cieplik, Vice
  President, Americas......               8.4
Stephen J. Hill, Vice
  President, Europe........                 9
                                          9.7
                                          8.4
John K. Hyvnar, General
  Counsel and Clerk........               8.8
                                          9.6
                                          7.6
                                          8.8
                                          6.8
                                           10
                                          9.4
                                          9.4
                                          8.7
                                          9.7
                                          9.7
                                          9.5
FORMER EXECUTIVE OFFICERS
William W. Barnes, VP of
  Human Resources..........               8.5
                                          8.8
                                          8.4
                                          6.5
Lawrence S. Bohn, Sr. VP of
  Marketing and Business
  Development..............               8.7
                                          9.4
                                          8.4
                                          8.1
                                          6.7
                                          7.7
                                          1.7
                                          8.8
                                          9.7
David A. Boucher, President
  and Chief Executive
  Officer..................               8.1
                                          6.5
David J. Collard, Sr. VP of
  Finance and
  Administration and Chief
  Financial Officer........               8.8
David L. Cross,
  Treasurer................               9.8
                                          7.8

                                             NUMBER OF        MARKET PRICE OF
                                            SECURITIES         STOCK AT TIME    EXERCISE PRICE         NEW
                                        UNDERLYING OPTIONS     OF REPRICING       AT TIME OF        EXERCISE
           NAME                DATE        REPRICED (#)             ($)          REPRICING ($)      PRICE ($)
---------------------------  ---------  -------------------  -----------------  ---------------  ---------------
Stephen J. Cummings, VP of
  International
  Operations...............    11/2/90           5,000           $    3.13         $    8.13        $    3.13

                               11/2/90           5,000           $    3.13         $    8.38        $    3.13

                               11/2/90           2,400           $    3.13         $    8.13        $    3.13

                               11/2/90           1,500           $    3.13         $    4.50        $    3.13

                               11/2/90           1,500           $    3.13         $    4.50        $    3.13

                               11/2/90           3,000           $    3.13         $    4.00        $    3.13

Richard P. Delio, Sr. VP of
  Finance and
  Administration and Chief
  Financial Officer........     8/3/94         100,000           $    2.75         $    7.00        $    2.75

                                8/3/94          15,000           $    2.75         $    6.75        $    2.75

M. David Downs, VP of
  Manufacturing............   10/31/88           2,000           $    7.38         $   16.13        $    7.38

                              10/31/88           5,000           $    7.38         $   10.13        $    7.38

Stanley C. Douglas, Sr. VP,
  Software Operations......     2/6/96         100,000           $    2.56         $    7.37        $    2.56

Frederick J. Egan, VP of
  Asia/Pacific/Japan.......   10/31/88           7,500           $    7.38         $   19.38        $    7.38

                               11/2/90          25,000           $    3.13         $    5.13        $    3.13

                               11/2/90          25,000           $    3.13         $    8.13        $    3.13

                               11/2/90          10,000           $    3.13         $    8.38        $    3.13

                               11/2/90           7,500           $    3.13         $    7.38        $    3.13

                               11/2/90           5,000           $    3.13         $    4.50        $    3.13

                                8/3/94          10,000           $    2.75         $    6.75        $    2.75

Paul English, Sr. VP of
  Product Management.......    11/2/90           1,500           $    3.13         $    6.63        $    3.13

                               11/2/90           1,000           $    3.13         $    8.38        $    3.13

                                8/3/94           5,000           $    2.75         $   10.63        $    2.75

                                8/3/94          10,000           $    2.75         $    9.88        $    2.75

                                8/3/94           7,000           $    2.75         $    8.25        $    2.75

                                8/3/94          40,000           $    2.75         $    7.00        $    2.75

Harry A. George, VP of
  Finance..................    3/20/89          30,000           $    8.38         $   14.63        $    8.38

Ed Koepfler, President and
  Chief Executive
  Officer..................   10/27/94         325,000           $    2.56         $    3.75        $    2.56

                              10/27/95          75,000           $    2.56         $    5.37        $    2.56

G. Gordon M. Large,
  Executive Vice President
  and Chief Financial
  Officer..................     6/5/95         225,000           $    2.56         $    6.00        $    2.56

Robert T. Maher, Vice
  President, Engineering...     8/3/94          25,000           $    2.75         $    7.25        $    2.75

                               4/22/95          70,000           $    2.56         $    5.50        $    2.56

Edward Mallen, Vice
  President of U.S.
  Sales....................   10/31/88           3,000           $    7.38         $   14.63        $    7.38

                               11/2/90          20,000           $    3.13         $    7.38        $    3.13

                               11/2/90           3,000           $    3.13         $    7.38        $    3.13

Michael Mark, VP of Systems
  Integration..............    3/20/89           4,000           $    8.38         $   14.63        $    8.38

Stephen D. Pelletier, VP of
  Engineering..............   10/31/88          30,000           $    7.38         $   12.38        $    7.38

                               11/2/90          30,000           $    3.13         $    6.63        $    3.13

                               11/2/90          30,000           $    3.13         $    7.38        $    3.13

George D. Potter, Jr., Sr.
  VP of Sales Operations...    3/20/89          30,000           $    8.38         $   14.63        $    8.38

Mark K. Ruport, President
  and Chief Executive
  Officer..................    11/2/90          75,000           $    3.13         $    5.38        $    3.13

Steven M. Schwartz, VP of
  Marketing................   10/31/88           6,000           $    7.38         $   14.63        $    7.38

                              10/31/88           6,000           $    7.38         $   10.13        $    7.38

                               LENGTH OF ORIGINAL
                                   OPTION TERM
                                REMAINING AT DATE
                                  OF REPRICING
           NAME                      (YEARS)
---------------------------  -----------------------
Stephen J. Cummings, VP of
  International
  Operations...............               8.6
                                          8.4
                                          5.8
                                          5.5
                                          5.1
                                          4.1
Richard P. Delio, Sr. VP of
  Finance and
  Administration and Chief
  Financial Officer........               9.7
                                          9.7
M. David Downs, VP of
  Manufacturing............               8.8
                                          9.8
Stanley C. Douglas, Sr. VP,
  Software Operations......               8.5
Frederick J. Egan, VP of
  Asia/Pacific/Japan.......               9.4
                                          9.8
                                          8.6
                                          8.4
                                          7.4
                                            5
                                          9.7
Paul English, Sr. VP of
  Product Management.......               9.4
                                          8.4
                                          7.7
                                          8.1
                                          8.7
                                          9.6
Harry A. George, VP of
  Finance..................               8.1
Ed Koepfler, President and
  Chief Executive
  Officer..................               8.2
                                          9.2
G. Gordon M. Large,
  Executive Vice President
  and Chief Financial
  Officer..................               8.7
Robert T. Maher, Vice
  President, Engineering...               9.7
                                          9.5
Edward Mallen, Vice
  President of U.S.
  Sales....................               8.5
                                            8
                                          6.5
Michael Mark, VP of Systems
  Integration..............               8.1
Stephen D. Pelletier, VP of
  Engineering..............               9.7
                                          9.4
                                          7.7
George D. Potter, Jr., Sr.
  VP of Sales Operations...               8.1
Mark K. Ruport, President
  and Chief Executive
  Officer..................               9.5
Steven M. Schwartz, VP of
  Marketing................               8.5
                                          9.8

                                             NUMBER OF        MARKET PRICE OF
                                            SECURITIES         STOCK AT TIME    EXERCISE PRICE         NEW
                                        UNDERLYING OPTIONS     OF REPRICING       AT TIME OF        EXERCISE
           NAME                DATE        REPRICED (#)             ($)          REPRICING ($)      PRICE ($)
---------------------------  ---------  -------------------  -----------------  ---------------  ---------------
Andrew J Van Abs, VP of
  Engineering--Peripherals
  Technology...............   10/31/88          10,000           $    7.38         $   13.50        $    7.38

                               11/2/90           7,500           $    3.13         $    6.63        $    3.13

                               11/2/90           5,000           $    3.13         $    7.75        $    3.13

                               11/2/90           5,000           $    3.13         $    7.38        $    3.13

                               11/2/90          10,000           $    3.13         $    7.38        $    3.13

George R. Vaughn,
  Controller...............   10/31/88           6,000           $    7.38         $   14.63        $    7.38

Robert K. Weiler, President
  and Chief Operating
  Officer..................    11/2/90         125,000           $    3.13         $    6.75        $    3.13

Haviland Wright, Sr. VP and
  Chief Scientist..........     8/3/94          60,000           $    2.75         $    6.75        $    2.75

                                8/3/94           7,500           $    2.75         $    6.75        $    2.75

                               LENGTH OF ORIGINAL
                                   OPTION TERM
                                REMAINING AT DATE
                                  OF REPRICING
           NAME                      (YEARS)
---------------------------  -----------------------
Andrew J Van Abs, VP of
  Engineering--Peripherals
  Technology...............               9.1
                                          9.4
                                          8.8
                                            8
                                          7.1
George R. Vaughn,
  Controller...............               8.5
Robert K. Weiler, President
  and Chief Operating
  Officer..................               8.9
Haviland Wright, Sr. VP and
  Chief Scientist..........                 9
                                          9.7

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors up through January 1997 were Clinton P. Harris and Frederick B. Bamber, neither of whom is or has ever been an officer or employee of the Company or any of its subsidiaries. In January 1997, Mr. Rory Cowan replaced Clinton P. Harris on the Compensation Committee. Mr. Cowan served for two months as the Company's interim President from November 15, 1996 to January 24, 1997 and received a salary of $18,000. No member of the Compensation Committee is a party to any relationship required to be disclosed under Item 402 or Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

    Beginning in fiscal 1997, the Compensation Committee's philosophy was to base executive salaries on salaries offered to executives in comparably sized software companies. In addition, it believed that targeted bonuses should equal approximately 30-40% of the executive's compensation. Finally, stock options should be used to align executives with the long-term interests of the shareholders, however, the Company experienced a turbulent fiscal 1997 requiring the Compensation Committee to alter its executive compensation program.

    The Company began fiscal 1997 with a senior management team that had been assembled during fiscal 1996. The then President, Mr. Ed Koepfler, had recruited a new management team and the Committee believed he had completed the Company's turnaround.

    In fiscal 1997, Mr. Koepfler, the Company's then President, received a base salary of $300,000, the same salary he received when he joined the Company in November 1994. For fiscal 1997, Mr. Koepfler was given the opportunity to earn an additional 40% of his compensation if certain goals were met, quarterly and annually. The goals were based on the Company achieving targeted earnings, product revenue, total revenue, and cash position. The rest of Mr. Koepfler's senior management team received a similar opportunity based on the same targets. The Committee believed that all senior managers would be aligned in maximizing the Company's value.

    In addition, the Committee formalized its policy of providing a new option grant equal to 25% of the executive's original grant on each grant anniversary date. The Committee believed that this would keep executives focused on the Company's long-term success.

    In both the first and second quarter of fiscal 1997, the Company experienced significant losses, and was forced to implement two major restructurings. As a result, no targeted goals were met by any executive, including Mr. Koepfler, and no executive bonuses were paid. More importantly, the Committee was compelled to adopt a stock repricing program and retention plan to retain key employees. The Company had lost through lay-offs or voluntary terminations almost one-half of its workforce. In September 1996, to help maintain stability, pending a total operational review of the Company by the full Board, options were awarded to Mr. Koepfler, totalling 100,000 shares at $2.56 per share, the Company's closing price on the date of award. The Company's other senior executives received options covering 25,000 shares. In addition, all executives' existing options were repriced. SEE, Compensation Committee Report on Repricing, above.

    In September 1996, the Company retained Hambrecht & Quist LLC to seek financing and explore strategic alternatives. In November 1996, the Company was successful in securing $10 million in equity financing. As the full Board completed its review of the Company, in November 1996 the Company accepted Mr. Koepfler's resignation, along with the resignation of the Company's Chief Financial Officer and Senior Vice President of Software Operations. Pursuant to Mr. Koepfler's employment agreement, he received one year of base salary as severance. The Committee accelerated one and one-half years of vesting on his options, or approximately 150,000 shares, allowed him to keep his repriced options which otherwise would have been forfeited, and exercise these options up through February 1998. Mr. Koepfler agreed to assist the Company during a transition period and remain on its Board.

    In November 1996, on an interim basis, an existing Board member, Mr. Rory J. Cowan, was named President while a search was initiated for a permanent President. Mr. Cowan received an option grant of 50,000 shares, at $2.05 per share, the then market price, vesting upon appointment of a permanent President. Mr. Cowan also received a salary of approximately $9,000 per month. The option award was made to assure Mr. Cowan's tenure until the search was completed.

    In January 1997, the Company appointed Mr. Jaime W. Ellertson its President and Chief Executive Officer, and accepted Mr. Cowan's resignation. Mr. Ellertson receives a salary of $300,000 per year, with an option grant of 725,000, at $2.05 per share, the Company's closing price on the date of his election. Mr. Ellertson will also be reimbursed up to $40,000 for reasonable relocation and moving expenses. The large option grant was given to Mr. Ellertson to attract him to join the Company, given the competitive environment for high technology executives, and also to highly incent him to maximize shareholder value.

    The Committee recognizes the current need to preserve cash, and will seek to incent and retain executives and employees by using option grants. In fiscal 1998, option grants will be awarded in larger amounts to the Company's executives and employees.

    For fiscal 1998, the Committee has reviewed the implications of Section 162(m) of the Internal Revenue Code and the proposed regulations thereunder.
Section 162(m) disallows for federal tax purposes the deductibility of compensation to the Company's President or any Named Executive Officer to the extent compensation to the executive exceeds $1 million in a year. With the exception of the Company's President, Jaime Ellertson, the Compensation Committee believes that the Company's compensation for each executive in the foreseeable future would not exceed this limitation. In Mr. Ellertson's case, the Committee reviewed the possible adverse tax consequences, but determined that the benefit of hiring Mr. Ellertson far outweighed the tax consequences. It has no present intention of formally qualifying any compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code, but may consider doing so in the future when the proposed regulations become final if it appears that the limitations are likely to be exceeded.

COMPENSATION COMMITTEE: FREDERICK B. BAMBER AND RORY J. COWAN

                            STOCK PERFORMANCE GRAPH

    The following graph compares the Company's cumulative shareholder return with that of a broad market index (NASDAQ Stock Market Index for U.S. and Foreign Companies) and a published industry index (NASDAQ Computer and Data Processing Services Stocks). Each of these indexes is calculated assuming that $100 was invested on March 31, 1992. The lines represent monthly index levels derived from the changes in the daily market capitalization, which are calculated based on daily closing stock prices, quarterly shares outstanding and quarterly dividend reinvestments. The broad market index and industry index are weighted on the basis of market capitalization.

                                    [GRAPH]

                                  FISCAL YEAR

                                                                          3/31/92     3/31/93      3/31/94      3/31/95
                                                                       -----------  -----------  -----------  -----------
Interleaf, Inc.......................................................         100           85           61           44
NASDAQ Stock Market (U.S. & Foreign).................................         100          115          124          137
NASDAQ Computer and Data Processing Services Stocks..................         100          112          114          154

                                                                         3/29/96      3/31/97
                                                                       -----------  -----------
Interleaf, Inc.......................................................          81           14
NASDAQ Stock Market (U.S. & Foreign).................................         185          206
NASDAQ Computer and Data Processing Services Stocks..................         218          240

SEVERANCE PLAN AND CHANGE OF CONTROL

    Executive officers and all other officers of the Company are covered by the Company's Officer Severance Benefit Plan (the "Severance Plan"). Adopted by the Board of Directors effective March 13, 1989, the Severance Plan provides that if any officer, vice president or more senior officer loses his employment with the Company, or has his responsibilities significantly diminished, during a one year period after a "change in control of the Company," such individual will be entitled to receive an amount equal to his then total annual compensation. For purposes of the Severance Plan, a "change in control" occurs if (a) an individual by himself or in affiliation with others shall acquire, directly or indirectly, 25% or more of the the combined voting power of Company's outstanding securities, or causes the replacement of a majority of the incumbent Board of Directors of the Company, (b) the Company is merged or reorganized into or with another entity, resulting in previous shareholders of the Company holding less than 80% of the combined voting power of the outstanding securities of the resulting entity, or (c) the Company is liquidated or substantially all of its assets are sold.

    In addition, under the Company's 1983, 1993 and 1994 Stock Option Plans, all options held by all employees, including Named Executive Officers, become exercisable in full upon a "change in control."

    In November 1994, Mr. Ed Koepfler was elected the Company's President and Chief Executive Officer. Pursuant to Mr. Koepfler's employment agreement with the Company, in the event that Mr. Koepfler is terminated without cause, he shall receive severance equal to his annual base salary of $300,000. In November 1996, the Company accepted Mr. Koepfler's resignation and agreed to pay Mr. Koepfler such severance. In June 1995, Mr. G. Gordon M. Large was elected the Company's Executive Vice President and Chief Financial Officer. Pursuant to his employment agreement with the Company, in the event that Mr. Large's employment is terminated without cause through the period ending June 1997, he shall receive severance equal to his targeted total compensation of approximately $320,000. In November 1996, the Company accepted Mr. Large's resignation, and agreed to pay Mr. Large such severance. In November 1996, as a result of the resignations of Messrs. Koepfler and Large, and other senior management changes, the Board of Directors created the Office of the President, with the Company's current Chairman, Rory J. Cowan, being elected interim President and Chief Executive Officer. Messrs. Stephen J. Hill, Vice President, Europe, Mark H. Cieplik, Vice President, Americas and Michael L. Shanker, Vice President, Professional Services, were named to this office. Messrs. Hill, Cieplik and Shanker were offered severance equal to six months of their base salary if terminated without cause, or approximately $80,000. In January 1997, Mr. Jaime
W. Ellertson was elected the Company's President and Chief Executive Officer. Under the terms of his employment agreement with the Company, if Mr. Ellertson is terminated without cause, he shall receive severance equal to one year of his base salary, or $300,000.

DIRECTORS' COMPENSATION

    CASH COMPENSATION. Nonemployee directors of the Company receive $1,000 for each Board of Directors and Audit Committee meeting attended. In addition, each nonemployee director receives a retainer fee of $6,000 per year, payable in four equal quarterly payments. Board members are also reimbursed for reasonable out-of-pocket expenses. During fiscal 1997, each non-employee director received an additional amount of $5,000 for participating in a series of meetings in the third quarter during the Company's senior management changes.

    COMPANY'S 1989 AND 1993 DIRECTOR STOCK OPTION PLANS. On March 20, 1989, the Board of Directors of the Company adopted the 1989 Director Stock Option Plan (the "1989 Director Stock Option Plan"), which was ratified by the shareholders at the Special Meeting in Lieu of an Annual Meeting held in August 1989. To replace the 1989 Director Stock Option Plan, on September 8, 1993, the Board adopted the 1993 Director Stock Option Plan ("1993 Director Stock Option Plan"), which was ratified at the Annual Meeting of Shareholders held in August 1994.

    Under the 1989 Director Stock Option Plan, each then nonemployee director of the Company was granted a non-statutory stock option to purchase 12,000 shares of Common Stock on March 20, 1989, the date the 1989 Director Stock Option Plan was adopted by the Board of Directors at a per share exercise price of $8.38. Each such option is exercisable on a cumulative basis in equal annual installments over a three-year period beginning one year after the date of grant. At the end of the three year period, each such director receives an option grant of 3,000 shares on each succeeding March 20, at the then fair market value on such date in which he will be fully vested at such time.

    Only one of five (5) current nonemployee directors, Mr. Bamber, participates in the 1989 Director Stock Option Plan. Under the 1989 Director Stock Option Plan, Mr. Bamber holds an option to purchase 12,000 shares at an exercise price of $8.38 per share, and an option to purchase 3,000 shares at an exercise price of $8.75 per share.

    Under the 1993 Director Stock Option Plan, each then nonemployee director of the Company was granted a non-qualified option to purchase 5,000 shares of Common Stock on September 9, 1993 at an exercise price of $6.65 per share, the average last reported sale price per share during the period of September 9, 1993 through September 30, 1993, inclusive. Such options became exercisable in full on August 4, 1994. Each person who becomes a director of the Company and is not an employee of the Company will be granted, as of the first date of his or her election as a director, a non-qualified option to purchase 5,000 shares of Common Stock at the then fair market value of the Common Stock. Each such option will be exercisable one year after the date of grant. In addition, each nonemployee director will be automatically granted, on April 1 of each year, a non-qualified option to purchase 5,000 shares of Common Stock at the fair market value of the stock on April 1. Such option will be fully exercisable one year after the date of grant. Under the 1993 Director Stock Option Plan, Messrs. Bamber and Potter have five options of 5,000 shares each to purchase shares of the Company's Common Stock at exercise prices of $6.65, $7.13, $4.87, $8.87, and $1.56 respectively. Mr. Boucher has two options of 5,000 shares each to purchase shares of the Company's Common Stock at exercise prices of $8.87 and $1.56, respectively. Mr. Cowan has two options of 5,000 share each to purchase shares of the Company's Common Stock at an exercise price of $4.25 and $1.56, respectively. Ms. Hooper also has two options of 5,000 shares each to purchase shares of the Company's stock at an exercise price of $2.36 and $1.56 respectively.

     2. RATIFICATION AND APPROVAL OF AMENDMENT TO ARTICLES OF ORGANIZATION
                    TO INCREASE NUMBER OF AUTHORIZED SHARES

GENERAL

    On April 29, 1997, the Board of Directors of the Company adopted, subject to shareholder approval, a proposal to amend the Company's Restated Articles of Organization to increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000. The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently outstanding. The amendment, if approved by the shareholders, would become effective upon the filing with the Secretary of State of Massachusetts of appropriate Articles of Amendment, which is expected to be accomplished as soon as practicable after shareholder approval is obtained.

PURPOSES AND EFFECTS OF AMENDMENT

    Under the Company's Restated Articles of Organization, as currently in effect, the Company is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.10 par value per share, 200,000 shares of which have been designated as Series A Junior Participating Preferred Stock, 2,142,857 shares of which have been designated as Senior Series B Convertible Preferred Stock and 1,200,000 shares of which have been designated as Series C Convertible Preferred Stock. As of June 15, 1997, there were issued and outstanding 17,709,719 shares of Common Stock, 861,911 shares of Senior Series B Convertible Preferred Stock, and 1,004,909 shares of Series C Convertible Preferred Stock. In addition, at June 15, 1997, an aggregate of approximately 29,900,000 shares of Common Stock was reserved for issuance under various employee benefit plans, upon conversion of the outstanding Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and upon exercise or conversion of certain outstanding warrants, leaving only approximately 100,000 shares of Common Stock unissued and available for future use. The Company thus has only a limited number of authorized but unissued shares of Common Stock available for issuance.

    The additional shares of Common Stock to be authorized by the proposed amendment could be issued from time to time at the direction of the Board of Directors for any proper corporate purpose, including the raising of additional capital for use in the Company's business, the acquisition of other businesses, a split or dividend on outstanding shares or in connection with any employee stock plan or program. The Board of Directors has no present plans to issue any of the additional shares of Common

Stock, except in connection with the Company's 1993 and 1994 Stock Option Plans. (See "Ratification and Approval of Amendments to the Company's 1993 Stock Option Plan" below.) The Company is not subject to any stock exchange or similar requirement calling for shareholder vote on the issuance of additional shares of stock (except in connection with an employee benefit plan) and, therefore, future issuances of authorized shares of Common Stock could generally be authorized by the Board of Directors without further action by shareholders. The holders of outstanding shares of the Company's capital stock do not have any preemptive rights to subscribe for any of the Company's securities and will not have any rights to subscribe for the additional shares of Common Stock proposed to be authorized.

OTHER CONSIDERATIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS

    Shareholders should realize that although the Board of Directors will issue additional shares of Common Stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect upon earnings per share of Common Stock and on the equity and voting rights of holders of Common Stock. Furthermore, the issuance of additional Common Stock could have the effect of delaying, deferring or preventing a change in control of the Company, whether or not beneficial to the Company's shareholders, or of hindering or preventing the adoption by shareholders of proposals to remove directors, amend or repeal any of the provisions of the Article of Organization or By-Laws or take other shareholder actions which are not supported by the Company's management. However, the Board believes that the benefits of providing it with the flexibility to issue additional shares of Common Stock without delay for any proper business purpose outweigh these possible disadvantages and that increasing the number of authorized shares of Common Stock is in the best interests of the shareholders. Accordingly, the Board recommends a vote FOR approval of the Amendment.

                  3. RATIFICATION AND APPROVAL OF AMENDMENT TO
                      THE COMPANY'S 1993 STOCK OPTION PLAN

    Under the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan"), the Company is currently authorized to grant options to purchase up to an aggregate of 1,500,000 shares of Common Stock, of which 100,000 shares of Common Stock remain available for future grants as of June 15, 1997. Any options to purchase shares of Common Stock issued pursuant to the 1993 Stock Option Plan which are cancelled shall be available for future grants under such plan.

    To ensure that the Company may continue to attract and retain key employees, on April 29, 1997, the Board of Directors adopted, subject to the approval of the Company's shareholders at the Annual Meeting, an amendment to the 1993 Stock Option Plan increasing the total number of shares available for issuance under the 1993 Stock Option Plan from 1,500,000 to 2,100,000 shares (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization). In the event that the amendment to the Articles of Organization described under the caption "Ratification and Approval of Amendment to Articles of Organization to Increase Number of Authorized Shares" is not approved by the shareholders, the amendment to 1993 Stock Option Plan may not be considered at the Annual Meeting.

    The following is a summary of certain provisions of the 1993 Stock Option Plan.

ELIGIBILITY

    All employees (including executive officers) of the Company are eligible to receive incentive stock options and non-statutory stock options. Consultants and advisors to the Company are only eligible to receive non-statutory stock options. As of June 20, 1997, approximately 310 employees (including 4 executive officers) were eligible for selection to receive stock options under the 1993 Stock Option Plan.

ADMINISTRATION; OPTION TERMS

    The 1993 Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which designates the optionees, number of shares, exercise price, date of grant and other terms of each option. The exercise price may not be less than 100% of the fair market value of the Common Stock for both non-statutory and for incentive stock options. Under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), no incentive stock option granted under the 1993 Stock Option Plan can, together with any other incentive stock option granted under any other plan of the Company, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the date of grant) of more than $100,000 and no incentive stock option can have a term exceeding ten years. Payment of the option price may be made in cash, shares of Common Stock or a combination thereof.

    While the Company may grant options which are exercisable at different times or within different periods, it is anticipated that options granted generally will be exercisable on a cumulative basis in three equal annual installments (generally four or five equal annual installments in the case of executive officers). Options are nontransferable other than by the laws of descent and distribution and are exercisable, during the optionee's lifetime, only by him or her. The Compensation Committee will determine the length of time an optionee may exercise his option following the termination of employment of the optionee (which may not exceed three months in the case of incentive stock options) or upon the optionee's death or disability (which may not exceed one year in the case of incentive stock options). In the event of a "Change of Control" of the Company, as defined in the 1993 Stock Option Plan, all outstanding options will immediately become exercisable in full.

    The last reported sale price for the Common Stock as reported by NASDAQ on the National Market System on June 13, 1997 was $1.37 per share.

CANCELLATION AND GRANT OF NEW OPTIONS

    The Compensation Committee, with the consent of the affected option holder, may at any time cancel any or all outstanding options under the 1993 Stock Option Plan and grant in substitution therefor new options under the 1993 Stock Option Plan covering the same or different numbers of shares of Common Stock. Such new options shall have an exercise price of not less than 100% of the fair market value on the date of the new grant in the case of both non-statutory and incentive stock options. The Company anticipates that in most cases the option price in effect under any such new grant will be less than the option price which would have been payable under the cancelled options since the new grant is likely to arise in situations where the exercise price of existing options exceed the market price and new options are granted at lower prices to restore incentive to recipients of such options.

AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend or terminate the 1993 Stock Option Plan except that no amendment may be made without the approval of the Company's stockholders if such amendment would (i) materially increase the benefits accruing to participants under the 1993 Stock Option Plan, (ii) materially increase the number of shares which may be issued under the 1993 Stock Option Plan or (iii) materially modify the requirements as to eligibility for participation under the 1993 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options.

    NON-STATUTORY OPTIONS. No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year from the date of exercise.

    INCENTIVE STOCK OPTIONS. No taxable income will be recognized by the optionee upon the grant or exercise of an incentive stock option and no corresponding business expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options for at least two years from the grant of the option and for at least one year from the date of transfer of the purchased shares to him or her, any gain recognized by the optionee on a subsequent sale of the shares will be treated as long-term capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of an incentive stock option is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise.

    If the optionee disposes of the shares prior to the expiration of the statutory holding periods described above, he or she will recognize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the option price, or (ii) the amount realized on the date of sale, less the option price and the Company will receive a corresponding business expense deduction. The amount by which the proceeds of sale exceed the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. In the case of a sale where a loss, if sustained, would have been recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

    For the purposes of the "alternative minimum tax" applicable to individuals, an incentive stock option is treated as if it were a non-statutory stock option. Thus, in the year of option exercise, an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise, and in the year of sale any additional gain or loss is included in alternative minimum taxable income.

INFORMATION ABOUT PARTICIPATION

    Because the selection of optionees and the number of shares to be covered by options will be made from time to time in the future by the Compensation Committee of the Board of Directors, it is not possible to determine the benefits or amounts that will be received by executive officers named under the caption "Executive Compensation" above, all current executive officers as a group or all employees, including all current officers who are not executive officers, as a group. For information concerning recent grants to executive officers of stock options under the Company's 1993 Stock Option Plan, see the table captioned "Option Grants Table" above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors believes that the proposed increase in the number of shares available for issuance in the 1993 Stock Option Plan is in the best interests of the Company and its shareholders, and accordingly recommends a vote FOR the proposal.

              4. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Subject to ratification by the shareholders, the Board of Directors, on the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, ending March 31, 1998. Ernst & Young LLP has served as the Company's independent auditors since 1981.

    Although shareholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

    Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    This solicitation has been made by the Company. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and other employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal office in Waltham, Massachusetts, by no later than April 1, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,
                                          Robert R. Langer, Clerk

July 7, 1997

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                        Preliminary Proxy Card


                           INTERLEAF, INC.

     Proxy for the Annual Meeting of Shareholders to be held August 15, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned, revoking all prior proxies, hereby appoint(s) Jaime W. Ellertson and Robert R. Langer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Interleaf, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at Interleaf, Inc., 62 Fourth Avenue, Waltham, Massachusetts on Friday, August 15, 1997 at 8:30 a.m., local time, and at any adjournment thereof.

    The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.


                                                   /  See Reverse   /
                                                  /      Side      /


CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        Preliminary Proxy Card


1. To elect the following nominee as a Class I                3. To ratify and approve amend-     For    Against  Abstain
   director (except as marked below):                            ments to the Company's 1993
                                                                 Stock Option Plan to increase   / X /    / X /    / X /
Nominee: Rory J. Cowan                                           the number of shares avail-
                                                                 able for issuance by 600,000
                                                                 shares.
   / X /      FOR            / X /      WITHHELD
                                                              4. To ratify the appointment of     For    Against  Abstain
                                                                 Ernst & Young LLP as the
                                                                 Company's independent           / X /     / X /    / X /
2. To ratify and approve an         For   Against   Abstain      auditors for the 1998 fiscal
   amendment to the Company's                                    year.
   Restated Articles of Organiza-   / X /   / X /     / X /
   tion to increase the number of
   shares of common stock for                                 In their discretion, the proxies are authorized to vote
   issuance from 30,000,000 to                                upon such other matters as may properly come before the
   50,000,000.                                                meeting or any adjournment thereof.

                                                              MARK HERE                  MARK HERE
                                                              FOR ADDRESS    / X /     IF YOU PLAN TO  / X /
                                                              CHANGE AND                 ATTEND THE
                                                              NOTE AT LEFT                 MEETING


Signature                          Date                       Signature                     Date
          ----------------------         ------------------             -------------------      ---------------

                                           (Reverse)

                           Preliminary Proxy Card
                                  Series B

                              INTERLEAF, INC.

    Proxy for the Annual Meeting of Shareholders to be held August 15, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned, revoking all prior proxies, hereby appoint(s) Jaime W. Ellertson and Robert R. Langer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Interleaf, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at Interleaf, Inc., 62 Fourth Avenue, Waltham, Massachusetts on Friday, August 15, 1997 at 8:30 a.m., local time, and at any adjournment thereof.

    The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                                                          / See Reverse /
   CONTINUED AND TO BE SIGNED ON REVERSE SIDE            /      Side   /

                                Preliminary Proxy Card
                                       Series B


1. To elect the following nominees as Class I directors (except as marked below):

Nominees: Rory J. Cowan and Marcia J. Hooper

    / X /  FOR         / X /  WITHHELD

2.  To ratify and approve an amendment to the           For    Against   Abstain
    Company's Restated Articles of Organization        / X /    / X /     / X /
    to increase the number of shares of common stock for issuance from 30,000,000 to 50,000,000.


Signature ___________________________________________________ Date______________


3.  To ratify and approve amendments to the            For    Against   Abstain
    Company's 1993 Stock Option Plan to increase      / X /    / X /     / X /
    the number of shares available for issuance by 600,000 shares.

4.  To ratify the appointment of Ernst & Young LLP     For    Against   Abstain
    as the Company's independent auditors for the     / X /    / X /     / X /
    1998 fiscal year.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

MARK HERE                                            MARK HERE
FOR ADDRESS    / X /                                 IF YOU PLAN   / X /
CHANGE AND                                          TO ATTEND THE
NOTE AT LEFT                                           MEETING

Signature ___________________________________________________ Date______________

                                    (Reverse)